UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 22, 2018

Southcross Energy Partners, L.P.
(Exact name of registrant as specified in its charter)

Delaware	002-35719	45-5045230
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)

1717 Main Street
Suite 5200
Dallas, Texas 75201
(Address of principal executive office) (Zip Code)

(214) 979-3700
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As disclosed in the Current Report on Form 8-K filed by Southcross Energy Partners, L.P. (the "Partnership", "we," "us" or "our") on January 3, 2017, we entered into, among other agreements, (a) an Investment Agreement dated as of December 29, 2016 (the "Investment Agreement") with Southcross Holdings LP, the indirect owner of our general partner ("Holdings"), and Wells Fargo Bank, N.A., in its capacity as administrative agent (the “Administrative Agent”) under the Third A&R Revolving Credit Agreement (as defined below) and (b) a Backstop Investment Commitment Letter dated as of December 29, 2016 (the "Backstop Agreement") with Holdings, the Administrative Agent, and certain funds or accounts managed or advised by EIG Global Energy Partners and certain funds or accounts managed or advised by Tailwater Capital LLC party thereto (each a "Sponsor" and, collectively, the "Sponsors"). Under the terms, and subject to the conditions, of the Investment Agreement, Holdings agreed to contribute up to an additional $15.0 million in the aggregate to the Partnership upon the earlier to occur of December 31, 2017 or notification from the Partnership of an event of default under the Third Amended and Restated Revolving Credit Agreement with the Administrative Agent, UBS Securities LLC and Barclays Bank PLC and a syndicate of lenders (as amended, the “Third A&R Revolving Credit Agreement”). On January 2, 2018, we notified Holdings that a Full Investment Trigger (as defined in the Investment Agreement) occurred on December 31, 2017 pursuant to the terms of the Investment Agreement.
On January 2, 2018, Holdings delivered a Backstop Demand (as defined in the Investment Agreement) for each Sponsor to fund their respective pro rata portions of the Sponsor Shortfall Amount (as defined in the Investment Agreement) of $15.0 million in accordance with the Backstop Agreement. The Investment Agreement allows for the election of either equity in the form of common units, or debt in the form of senior unsecured notes as consideration for any amounts contributed. Each Sponsor elected to receive Qualifying Notes (as defined in the Investment Agreement).
Therefore, pursuant to the Backstop Agreement, we issued to the Sponsors senior unsecured notes of the Partnership in an aggregate principal amount of $15.0 million (each, a "Qualifying Note" and collectively, the “Qualifying Notes”). The Qualifying Notes mature on November 5, 2019 and bear interest at a rate of 12.5% per annum. Interest on the Qualifying Note shall be paid in kind (other than with respect to interest payable (i) on or after the maturity date, (ii) in connection with prepayment, or (iii) upon acceleration of the Qualifying Note, which shall be payable in cash); provided that all interest shall be payable in cash on or after December 31, 2018 to the extent necessary to comply with certain limitations on indebtedness under our Third A&R Revolving Credit Agreement. The Qualifying Notes are the senior unsecured obligation of the Partnership which are subordinate in right of payment to any of our secured obligations under the Third A&R Revolving Credit Agreement. In accordance with the terms and conditions of the previously announced Agreement and Plan of Merger with American Midstream Partners, LP, American Midstream GP, LLC and Cherokee Merger Sub LLC, dated as of October 31, 2017, the Qualifying Notes will be repaid in full upon the closing of the transactions contemplated thereby.
The Qualifying Notes contain customary events of default, including, with specified exceptions and qualifications, the following events: the failure to pay when due and payable at its stated maturity or upon acceleration or otherwise (i) the full amount of any principal of the Qualifying Note; (ii) the full amount of interest (including any default interest) then accrued on the Qualifying Note that is required to be paid in cash; (iii) or any other amount due and owing under the Qualifying Note; certain events of bankruptcy, insolvency or reorganization relating to the Partnership; the obligations under the Third &R Revolving Credit Agreement shall have become due and payable prior to their stated maturity at any time that a “default” (however defined) has occurred and is continuing thereunder and which default has not been waived or cured within a specified period(s) of time permitted thereunder; a Change in Control (as defined in the Third A&R Revolving Credit Agreement); and the Partnership’s failure to comply with the covenants under the Qualifying Note. If an event of default has occurred, and is continuing, the interest rate on the Qualifying Note will increase by 2.0% per annum to the extent permitted by law until the event of default no longer exists. If an event of default has occurred (and such event of default is not an event of bankruptcy, insolvency or reorganization) the holder of a Qualifying Note may declare the entire unpaid principal amount of and all the accrued interest (including any default interest) on the Qualifying Note to be due and immediately payable. There is no action on the part of any holder of an Qualifying Note required for such a declaration if the event of default is an event of bankruptcy, insolvency or reorganization.
The foregoing description of the Qualifying Note does not purport to be complete and is qualified in its entirety by reference to the full text of the Qualifying Note, the form of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing descriptions of the Investment Agreement and the Backstop Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Investment Agreement and the Backstop Agreement, which were filed as Exhibit 10.1 and Exhibit 10.2 to the Partnership’s Current Report on Form 8-K filed with the SEC on January 3, 2017, and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01

(d) Exhibits.

Exhibit Number	Description
10.1	Form of Qualifying Note

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Southcross Energy Partners, L.P.

	By:	Southcross Energy Partners, GP, LLC
its general partner

Date: January 22, 2018	By:	/s/ Kelly J. Jameson
Kelly J. Jameson
Senior Vice President, General Counsel and
Secretary

INDEX TO EXHIBITS

Exhibit Number	Description

10.1	Form of Qualifying Note